Exhibit 10.7

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

FOR EMPLOYEES OUTSIDE THE U.S.

Location

Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.                      hereby elects to participate in the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement, including any special terms and conditions for my country in any appendix hereto (the “Appendix”) and the Stock Purchase Plan. All capitalized terms not defined in this Subscription Agreement shall have the same meanings as set forth in the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Stock Purchase Plan.

             Include bonuses as part of Compensation subject to payroll deduction.

             Exclude bonuses from Compensation subject to payroll deduction.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete “Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan.” I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Stock Purchase Plan.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:                                                      .

6. I understand that if I am a U.S. tax resident and I dispose of any shares received by me pursuant to the Stock Purchase Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Exercise Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the holding period set forth above, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. Regardless of any action the Company or my employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items relating to my participation in the Stock Purchase Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the stock purchase right grant, including the grant, purchase of shares, the subsequent sale of shares of Common Stock acquired pursuant to such purchase and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the stock purchase rights to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction during the Offering Period, I acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares, I shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from Compensation paid in cash to me by the Company and/or the Employer; or (b) withholding from the proceeds of the sale of shares of Common Stock that I acquire, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or (c) withholding in shares of Common Stock to be issued to me.

To avoid negative accounting treatment, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock purchased, notwithstanding that some shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of my participation in the Stock Purchase Plan.

Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Stock Purchase Plan or my purchase of shares of Common Stock that cannot be satisfied by the means previously described. The Company may refuse to honor the purchase and refuse to issue and/or deliver the shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items.

9. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock; and I am advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

10. In accepting the grant, I acknowledge that: (a) the Stock Purchase Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of stock purchase rights is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if stock purchase rights have been granted repeatedly in the past; (c) all decisions with respect to future grants of stock purchase rights, if any, will be at the sole discretion of the Company; (d) my participation in the Stock Purchase Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate my employment relationship at any time with or without cause; (e) I am voluntarily participating in the Stock Purchase Plan; (f) the stock purchase rights and the underlying shares of Common Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of my employment contract, if any; (g) the stock purchase rights and the underlying shares of Common Stock are not intended to replace any pension rights or compensation; (h) the stock purchase rights are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, unfair dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Subsidiary; (i) the grant will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary; (j) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (k) the value of shares purchased may increase or decrease in value, even below the purchase price; (l) no claim or entitlement to compensation or damages shall arise from termination of the stock purchase rights or diminution in value of the shares of Common Stock purchased under the Stock Purchase Plan resulting from termination of my employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and, in consideration of the grant, to which I am not otherwise entitled, I irrevocably agree never to institute any claim against the Company or the Employer, waive my ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and (m) in the event of termination of my employment (whether or not in breach of local labor laws), my right to receive the stock purchase rights and purchase shares under the Stock Purchase Plan, if any, will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws) and the Board shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my grant.

11. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

12. I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries for the exclusive purposes of implementing, administering and managing my participation in the Stock Purchase Plan. I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised or outstanding in my favor, for the purpose of implementing, administering and managing the Stock Purchase Plan (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Stock Purchase Plan, that these recipients may be located in my country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing my participation in the Stock Purchase Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of Common Stock acquired upon purchase of shares under the Stock Purchase Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Stock Purchase Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Stock Purchase Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

13. The grant of stock purchase rights and the provisions of this agreement are governed by, and subject to, the laws of the State of California, USA, without regard to conflicts of law provisions. For purposes of litigating any dispute that arises under this grant or the agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, USA, agree that such litigation shall be conducted in the courts of Santa Clara County, California, USA, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed.

14. If I have received this Subscription Agreement or any other document related to the Stock Purchase Plan translated into a language other than English and if meaning of the translated version is different than the English version, the English version will control.

15. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Stock Purchase Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Stock Purchase Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16. The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. Notwithstanding any provisions in this Subscription Agreement to the contrary, the grant of purchase rights shall be subject to any special terms and conditions for my country set forth in the Appendix. Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law or facilitate administration of the Stock Purchase Plan. The Appendix constitutes part of this Subscription Agreement.

18. The Company reserves the right to impose other requirements on my participation in the Stock Purchase Plan, on the grant of purchase rights and on any shares of Common Stock acquired under the Stock Purchase Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate administration of the Stock Purchase Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

APPENDIX OF

SPECIAL TERMS AND CONDITIONS TO THE

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

FOR EMPLOYEES OUTSIDE THE U.S.

TERMS AND CONDITIONS

This Appendix, which is part of the Subscription Agreement, includes additional terms and conditions that govern my participation in the Stock Purchase Plan and that will apply to me if I am in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Stock Purchase Plan or the Subscription Agreement.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which I should be aware with respect to my participation in the Stock Purchase Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I not rely on the information in this Appendix as the only source of information relating to the consequences of my participation in the Stock Purchase Plan because such information may be outdated when the shares of Common Stock are purchased and/or when I sell any shares acquired at purchase.

In addition, the information contained herein is general in nature and may not apply to my particular situation. As a result, the Company is not in a position to assure me of any particular result. The Company therefore advises me to seek appropriate professional advice as to how the relevant laws in my country may apply to my particular situation.

Finally, if I am a citizen or resident of a country other than that in which I currently am working, or transfer employment to a different country after the Enrollment Date, the information contained herein may not apply to me.

ALL EUROPEAN ECONOMIC AREA COUNTRIES

TERMS AND CONDITIONS

Securities Law Restriction. If I work in a country located in the European Economic Area (“EEA”), my participation in the Stock Purchase Plan may be further limited as a result of applicable securities laws. Specifically, contributions from employees working in the EEA will be limited to less than an aggregate amount of €2.5 million on an annual basis. It is also possible that certain other equity awards in the EEA will count against this €2.5 million threshold. I understand that, if employees in the EEA elect to contribute more than this amount during any year, participation rates will be prorated to ensure that this threshold is not exceeded. If my participation will be prorated, I will receive a notice from the Company explaining the proration.

AUSTRALIA.

TERMS AND CONDITIONS

Australian Addendum. I understand and agree that my right to participate in the Stock Purchase Plan and any stock purchase rights granted under the Stock Purchase Plan are subject to an Australian Addendum to the Stock Purchase Plan. My right to purchase shares of Common Stock is subject to the terms and conditions stated in the Australian Addendum, the Offer Document, the Stock Purchase Plan and the Subscription Agreement.

NOTIFICATIONS

Securities Law Information. If I acquire shares under the Stock Purchase Plan and offer the shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and I should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report for me. If there is no Australian bank involved in the transfer, I will be required to file the report myself.

BELGIUM

NOTIFICATIONS

Tax Reporting Obligation. I am required to report any bank accounts opened and maintained outside Belgium on my annual tax return.

Authorization to Remit Payroll Deductions. For Belgian law purposes, “payroll deductions” means a specific instruction by me to the Employer to pay out part of my Compensation (as indicated in the Subscription Agreement) in order to fund the Option Price for the shares of Common Stock, in accordance with the terms and conditions of the Stock Purchase Plan.

CANADA

TERMS AND CONDITIONS

Nature of Grant. The following provision replaces Paragraph 10(m) of the Subscription Agreement:

In the event of termination of my employment (whether or not in breach of local labor laws), my right to receive the stock purchase rights and purchase shares under the Stock Purchase Plan, if any, will terminate effective as of the earlier of (i) date that I am no longer actively employed, or (ii) the date upon which I receive a notice of termination of my employment; the Board shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my grant.

The following provisions apply if I am a resident of Quebec:

Consent to Receive Information in English. The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy. The following provision supplements Paragraph 12 of the Subscription Agreement:

I hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Stock Purchase Plan. I further authorize the Company, the Employer and/or any Subsidiary to disclose and discuss such information with their advisors. I also authorize the Company, the Employer and/or any Subsidiary to record such information and to keep such information in my employment file.

CHILE

TERMS AND CONDITIONS

Authorization for Stock Purchase Plan Participation. I hereby authorize the Employer or any Subsidiary to remit my accumulated payroll deductions under the Stock Purchase Plan, on my behalf, to the United States of America, to purchase shares of Common Stock.

I understand that I must execute the attached power of attorney and any other agreements or consents that may be required to enable the Employer, a Subsidiary, or any third party designated by the Employer or the Company, to remit my accumulated payroll deductions from Chile to purchase shares of Common Stock under the Stock Purchase Plan. I understand further that I must return the executed power of attorney to my local human resources representative; if I fail to do so, or if I fail to execute any other form of agreement or consent that is required for the remittance of my payroll deductions, I shall not be able to participate in the Stock Purchase Plan.

NOTIFICATIONS

Exchange Control Information. I must comply with the exchange control and tax reporting requirements in Chile when bringing funds into the country in connection with the sale of shares of Common Stock acquired pursuant to the Stock Purchase Plan, and to register any investments with the Chilean Internal Revenue Service (“CIRS”).

I am not required to repatriate funds obtained from the sale of shares of Common Stock. However, if I decide to repatriate, I must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office), particularly if the funds exceed US$10,000.

If my aggregate investments held outside of Chile exceed US$5,000,000 (including the investments made under the Stock Purchase Plan), I must report the status of such investments annually to the Central Bank, using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.

Securities Law Information. Neither the Company nor the Common Stock is registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.

Tax Reporting Obligation. If I hold shares of Common Stock acquired under the Stock Purchase Plan, I must report the details of these investments on annual basis to the CIRS by filing Tax Form 1851, “Annual Sworn Statement Regarding Investments Held Abroad.” Furthermore, if I wish to receive credit against my Chilean income taxes for taxes paid abroad, I must report the payment of taxes abroad to the CIRS by filing Tax Form 1853, “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad.” These statements must be submitted electronically through the CIRS website (www.sii.cl) before March 15 of each year.

[Power of Attorney follows on accompanying page]

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

POWER OF ATTORNEY

FOR EMPLOYEES IN CHILE

KNOW ALL MEN BY THESE PRESENTS:

That                                                                      , an employee working for [insert name of Chilean subsidiary], a corporation duly organized and existing under the laws of Chile, does hereby appoint as attorney-in-fact, [insert name of Chilean subsidiary], through its duly appointed representative, with full power and authority to do the following:

1.

To prepare, execute and file any report, application and/or any other documents required for implementation of the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (as amended [insert date]) (the “Stock Purchase Plan”) in Chile;

2.

To take any action that may be necessary or appropriate to implement the Stock Purchase Plan with the competent Chilean authorities, including, without limitation, to transfer my payroll deductions out of Chile to purchase shares of Common Stock under the Stock Purchase Plan; and

3.	To constitute and appoint, in its place and stead, and as its substitute, one or more representatives, with power of revocation.

I hereby ratify and confirm as my own act and deed all that such representative may do or cause to be done by virtue of this instrument.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed in my name this

             day of                                                  ,                     .

(Month)                                     (Year)

By:
(Signature)

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. I understand that the Czech National Bank may require me to fulfill certain notification requirements in relation to the purchase of shares and the opening and maintenance of a foreign account. I agree to fulfill such requirements to the extent applicable to me in light of my participation in the Stock Purchase Plan. I should consult with my personal advisor before purchasing shares to ensure compliance with current regulations. Compliance with applicable Czech exchange control laws is solely my responsibility.

FRANCE

TERMS AND CONDITIONS

Securities Law Restriction. My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Language Consent. By accepting this document providing for the terms and conditions of my grant, I confirm having read and understood the documents relating to this grant (the Stock Purchase Plan and this Subscription Agreement) which were provided in English language. I accept the terms of those documents accordingly.

En acceptant ce document décrivant les termes et conditions de mon attribution, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et cet Accord de Souscription) qui ont été communiqués en langue anglaise. J’accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information. If I import or export cash (e.g., sales proceeds received under the Stock Purchase Plan) with a value equal to or exceeding €10,000 and do not use a financial institution to do so, he I must submit a report to the customs and excise authorities. If I maintain a foreign bank account, I am required to report the maintenance of such to the French tax authorities when filing my annual tax return.

GERMANY

TERMS AND CONDITIONS

Securities Law Restriction. My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If I use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares acquired at purchase, the bank will make the report for me. In addition, I must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

INDIA

NOTIFICATIONS

Exchange Control Information. I understand that proceeds from the sale of shares must be repatriated to India within a reasonable period of time (i.e., two weeks). I also understand that I should obtain a foreign inward remittance certificate (“FIRC”) from the bank for my records to document compliance with this requirement, in case evidence of such repatriation is requested by the Reserve Bank of India or the Employer.

IRELAND

TERMS AND CONDITIONS

Securities Law Restriction. My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

NOTIFICATIONS

Director Notification Obligation. If I am a director, shadow director or secretary of the Company’s Irish Subsidiary or Affiliate, I must notify the Irish Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., the purchase rights, shares of Common Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director, shadow director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to me if I am a director, shadow director or secretary).

KENYA

There are no country-specific terms and conditions.

KOREA

TERMS AND CONDITIONS

Power of Attorney. I understand that I may be required to execute and return a Power of Attorney to my local human resources representative in order to participate in the Stock Purchase Plan and that my failure to do so may prevent me from being able to participate in the Stock Purchase Plan.

NOTIFICATIONS

Exchange Control Information. If I receive US$500,000 or more from the sale of shares, Korean exchange control laws require that I repatriate the proceeds to Korea within 18 months of the sale.

MEXICO

TERMS AND CONDITIONS

Labor Law Policy and Acknowledgment. By participating in the Stock Purchase Plan, I expressly recognize that Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, U.S.A., is solely responsible for the administration of the Stock Purchase Plan and that my participation in the Stock Purchase Plan and purchase of shares of Common Stock does not constitute an employment relationship between me and the Company since I am participating in the Stock Purchase Plan on a wholly commercial basis and my sole employer is Geo de SECO S. de R.L. de C.V. (“Trimble-Mexico”). Based on the foregoing, I expressly recognize that the Stock Purchase Plan and the benefits that I may derive from participation in the Stock Purchase Plan do not establish any rights between me and the employer, Trimble-Mexico, and do not form part of the employment conditions and/or benefits provided by Trimble-Mexico and any modification of the Stock Purchase Plan or its termination shall not constitute a change or impairment of the terms and conditions of my employment.

I further understand that my participation in the Stock Purchase Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue my participation at any time without any liability to me.

Finally, I hereby declare that I do not reserve to myself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Stock Purchase Plan or the benefits derived under the Stock Purchase Plan, and I therefore grant a full and broad release to the Company, its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política. Participando en el Plan, reconozco expresamente que Trimble Navigation Limited, con sus oficinas registradas en 935 Stewart Drive, Sunnyvale, California 94085, U.S.A., es el único responsable de la administración del Plan y que mi participación en el mismo y la compra de acciones no constituye de ninguna manera una relación laboral entre mi persona y la Compañía dado que mi participación en el Plan deriva únicamente de una relación comercial y que mi único empleador es Geo de SECO S. de R.L. de C.V. (“Trimble-Mexico”). Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre mi persona y el empleador, Trimble-Mexico, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Trimble-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de mi trabajo.

Asimismo, entiendo que mi participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar mi participación en cualquier momento, sin ninguna responsabilidad para mi persona.

Finalmente, manifiesto que no me reservo ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia otorgo un amplio y total finiquito a la Compañía, sus afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NETHERLANDS

TERMS AND CONDITIONS

Securities Law Restriction. My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Withdrawal. I understand that, as provided by the Stock Purchase Plan, the Subscription Agreement and the prospectus, I may withdraw all but not less than all the payroll deductions credited to my account and not yet used to purchase shares at any time by giving written notice to the Company. I understand that all of my payroll deductions credited to my account will be paid to me promptly, without interest, after receipt of notice of withdrawal and that my participation during that Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.

Nature of Grant. The following provision supplements Paragraph 10 of the Subscription Agreement:

In accepting the grant of purchase rights, I acknowledge that the purchase rights granted under the Stock Purchase Plan are intended as an incentive for me to remain employed with the Employer and are not intended as remuneration for labor performed.

NOTIFICATIONS

Securities Law Information. I am advised of Dutch insider-trading rules, which may impact the sale of shares purchased under the Stock Purchase Plan. In particular, I may be prohibited from effectuating certain transactions if I have inside information regarding the Company.

By accepting the purchase rights and participating in the Stock Purchase Plan, I acknowledge having read and understood this Securities Law Information and further acknowledge that it is my responsibility to comply with the following Dutch insider-trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be an employee in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company, the Employer or a Subsidiary working in the Netherlands (possibly including me) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when in possession of such inside information.

NEW ZEALAND

TERMS AND CONDITIONS

Securities Law Acknowledgment. I acknowledge that I will receive the following documents in connection with the offer to purchase shares under the Stock Purchase Plan:

(i)	this Subscription Agreement, including the Appendix, which sets forth the terms and conditions of the offer to purchase Shares;

(ii)

a copy of the Company’s most recent annual report and most recent financial reports have been made available to enable me to make informed decisions concerning participation in the Stock Purchase Plan; and

(iii)

a copy of the description of the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (“Description”) (i.e., the Company’s Form S-8 Plan Prospectus under the U.S. Securities Act of 1933, as amended), and the Company will provide any attachments or documents incorporated by reference into the Description upon written request. The documents incorporated by reference into the Description are updated periodically. Should I request copies of the documents incorporated by reference into the Description, the Company will provide me with the most recent documents incorporated by reference.

NORWAY

TERMS AND CONDITIONS

Securities Law Restriction. My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

POLAND

NOTIFICATIONS

Exchange Control Information. If I hold shares of Common Stock acquired under the Stock Purchase Plan and/or maintain a bank account abroad, I will have to report information to the National Bank of Poland. Additionally, if I transfer funds into or out of Poland in excess of €15,000, the transfer must be made via a bank account held at a bank in Poland, and I must maintain the documents connected with the transfer for a period of five (5) years, as measured from the end of the year in which such transaction occurred.

SINGAPORE

NOTIFICATIONS

Securities Law Information. The grant of purchase rights under the Stock Purchase Plan is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification. If I am a director, associate director or shadow director of a Singaporean Subsidiary, I must notify the Singaporean Subsidiary in writing within two days of receiving or disposing of an interest (e.g., purchase rights) in the Company or a Subsidiary, or within two days of becoming a director if such an interest exists at the time.

SOUTH AFRICA

TERMS AND CONDITIONS

Withholding Taxes. The following provision supplements Paragraph 8 of the Subscription Agreement:

In accepting the grant and enrolling in the Stock Purchase Plan, I agree to notify the Employer of the amount of any gain I realize when I purchase shares of Common Stock under the Stock Purchase Plan. If I fail to notify the Employer of any gain realized at purchase, I may be liable for a fine. I will also be responsible for paying any difference between the actual tax liability and the amount withheld by the Employer in connection with my purchase of shares of Common Stock under the Stock Purchase Plan.

NOTIFICATIONS

Tax Clearance Certificate. I must obtain a Tax Clearance certificate (in Respect of Foreign Investment) from the South African Reserve Service prior to the end of the relevant Offering Period unless the Company or the Employer obtains the Certificate on my behalf. As I am solely responsible for complying with this requirement, I should confirm whether the Certificate has been obtained on my behalf or not prior to the end of the Offering Period. Certificates are valid up to six months. If I do not have a valid certificate, the Company may not allow me to purchase shares of Common Stock.

Exchange Control Information. Under current South African exchange policy, I am subject to a lifetime offshore investment allowance of ZAR4,000,000 (which includes shares of Common Stock purchased under the Stock Purchase Plan). I am solely responsible for ensuring that I do not exceed this limit. I should be aware that this is a cumulative allowance and that my ability to remit funds for the purchase of shares of Common Stock will be reduced if my foreign investment limit is utilized to make a transfer of funds offshore unrelated to the Stock Purchase Plan. If the ZAR4,000,000 limit will be exceeded, I may still participate in the Stock Purchase Plan; however, the shares of Common Stock purchased under the Stock Purchase Plan must be sold immediately and the full proceeds repatriated to South Africa. If the ZAR4,000,000 limit is not exceeded, I will not be required to immediately repatriate the sale proceeds to South Africa.

As the investment limit and other exchange control requirements are subject to change without notice, I should consult with my legal advisor prior to the purchase or sale of shares of Common Stock under the Stock Purchase Plan to ensure compliance with current regulations.

SPAIN

TERMS AND CONDITIONS

Securities Law Restriction. My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Nature of Stock Purchase Plan. The following provisions supplement Paragraph 10 of the Subscription Agreement:

By signing the Subscription Agreement, I consent to participation in the Stock Purchase Plan and acknowledge that I have received a copy of the Stock Purchase Plan.

I understand that the Company has unilaterally, gratuitously and in its own discretion decided to offer the opportunity to participate in the Stock Purchase Plan to Employees in certain countries around the world. This is a limited decision that is entered into upon the express assumption and condition that such offer will not bind the Company or any Subsidiary, other than as set forth in the Subscription Agreement. Consequently, I understand that the offer to participate in the Stock Purchase Plan is extended on the assumption and condition that my participation and/or any shares of Common Stock acquired under the Stock Purchase Plan are not part of any employment contract (either with the Employer, the Company, or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any right whatsoever. Furthermore, I understand that I shall not be entitled to continue participating in the Stock Purchase Plan once my status as an Employee terminates. In addition, I understand that the offer to participate in the Stock Purchase Plan would not have been made to me but for the assumptions and conditions referred to above; thus, I acknowledge and freely accept that, should any or all of the assumptions be mistaken, or should any of the conditions not be met, for any reason, any offer or right to participate in the Stock Purchase Plan shall be null and void.

Termination of Employment. Upon a termination of my status as Employee prior to the Exercise Date for any reason, including, without limitation, retirement, death, or a termination that is deemed to be an “unfair dismissal” or “constructive dismissal,” my participation in the Stock Purchase Plan will be terminated in accordance with Section 10(b) of the Stock Purchase Plan.

NOTIFICATIONS

Exchange Control Information. I must declare the acquisition of shares of Common Stock to the Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes. I also must declare ownership of any shares of Common Stock with the Directorate of Foreign Transactions each January while the shares are owned. In addition, if I wish to import the ownership title of the shares (i.e., share certificates) into Spain, I must declare such importation to the DGPCIE.

When receiving foreign currency payments derived from the ownership of shares of Common Stock (i.e., dividends or sale proceeds), I must inform the financial institution receiving the payment of the basis upon which such payment is made. I will need to provide the institution with the following information: (i) my name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

SWEDEN

TERMS AND CONDITIONS

Securities Law Restriction. My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

SWITZERLAND

NOTIFICATIONS

Securities Law Information. The offer to participate in the Stock Purchase Plan is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information. Participation in the Stock Purchase Plan is being offered only to qualified employees and is in the nature of providing equity incentives to employees of a Subsidiary in the United Arab Emirates.

UNITED KINGDOM

TERMS AND CONDITIONS

Securities Law Restriction. My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Joint Election. As a condition of participation in the Stock Purchase Plan and the purchase of shares, I agree to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with the purchase rights and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, I agree to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election. I further agree to execute such other joint elections as may be required between me and any successor to the Company or the Employer. I further agree that the Company or the Employer may collect the Employer NICs from me by any of the means set forth in Paragraph 8 of the Subscription Agreement.

If I do not enter into a Joint Election prior to the Exercise Date, I will not be entitled to purchase the shares unless and until I enter into a Joint Election, and no shares will be issued to me under the Stock Purchase Plan, without any liability to the Company or the Employer.

Tax Obligations. The following provision supplements Paragraph 8 of the Subscription Agreement:

I agree that, if I do not pay or the Company or the Employer does not withhold from me, the full amount of Tax-Related Items that I owe at purchase of the shares, or the release or assignment of these purchase rights for consideration, or the receipt of any other benefit in connection with these purchase rights (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount that should have been withheld shall constitute a loan owed by me to the Company and/or the Employer, effective 90 days after the Taxable Event. I agree that the loan will bear interest at the official HMRC rate and immediately will be due and repayable by me, and the Company and/or the Employer may recover it at any time thereafter by withholding such amount from Compensation or any other funds due to me by the Company or the Employer, by withholding in shares issued upon purchase or from the cash proceeds from the sale of shares or by demanding cash or a check from me. I also authorize the Company to delay the issuance of any shares to me unless and until the loan is repaid in full.

Notwithstanding the foregoing, if I am an executive officer or director within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended, the terms of the immediately foregoing provision will not apply. In the event that I am an executive officer or director and Tax-Related Items are not collected within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to me on which additional income tax and National Insurance contributions may be payable. I acknowledge that the Company and/or the Employer may recover any such additional income tax and National Insurance contributions at any time thereafter by any of the means referred to in Paragraph 8 of the Subscription Agreement.